                                                                    Exhibit 21.1



                         SUBSIDIARIES OF THE REGISTRANT

                                                      Date of                Place of                Ownership
                                                   Incorporation           Incorporation                 %
                                                 --------------------------------------------------------------------
Minera Hispaniola, S.A.                               4-23-87           Dominican Republic              40
CR Minerals Corporation                               10-02-87           Colorado, U.S.A.               100
CR Kendall Corporation                                3-24-88            Colorado, U.S.A.               100
CR Montana Corporation                                4-23-90            Colorado, U.S.A.               100
CR Briggs Corporation                                 7-25-90            Colorado, U.S.A.               100
CR International Corporation                          10-06-93           Colorado, U.S.A.               100
Canyon Resources Africa Ltd.                          3-29-94            Colorado, U.S.A.               90
Canyon De Panama S.A.                                 4-15-94                 Panama                    100
Canyon Resources Venezuela C.A.                       8-19-94                Venezuela                  90
Canyon Resources (Chile) S.A.                         9-06-94                  Chile                    100
Canyon Resources Tanzania Limited                     9-06-94                Tanzania                   90
CR Brazil Corporation                                 6-07-95            Colorado, U.S.A.               100
